                                                                   Exhibit 99.2A

                            ZENITH INCOME FUND INC.

                           CERTIFICATE OF CORRECTION


          ZENITH INCOME FUND INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, certifies:

          FIRST: This Certificate of Correction corrects the Articles Supplementary of the Corporation filed with the State Department of Assessments and Taxation of Maryland on April 19, 1988.

         SECOND: Paragraph (d) of Article FIRST of the Articles Supplementary included the date "April 26, 1938." The date as corrected is "April 27, 1988."

          THIRD: This Certificate of Correction to the Articles Supplementary conforms them to the action taken by the Board of Directors.

         IN WITNESS WHEREOF, ZENITH INCOME FUND INC. has caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman of the Board and its corporate seal to be hereunder affixed and attested by its
Assistant Secretary on this      26th      day of      April     , 1988, and its
                            --------------        ---------------
Chairman of the Board acknowledges that this Certificate of Correction is the act and deed of Zenith Income Fund Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                              Zenith Income Fund Inc.


                              By:
                                   -----------------------------
                                   Heath B. McLendon
                                   Chairman of the Board

ATTEST:


/s/Francis J. McNamara, III
------------------------------
Francis J. McNamara, III
Assistant Secretary

          IN WITNESS WHEREOF, ZENITH INCOME FUND INC. has caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman of the Board and its corporate seal to be hereunder affixed and
attested by its Assistant Secretary on this      26th      day of      April
                                            --------------        --------------
, 1988, and its Chairman of the Board acknowledges that this Certificate of Correction is the act and deed of Zenith Income Fund Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                              ZENITH INCOME FUND INC.


                              By:  /s/Heath B. McLendon
                                   --------------------------
                                   Heath B. McLendon
                                   Chairman of the Board

ATTEST:



--------------------------
Francis J. McNamara, III
Assistant Secretary

                             ZENITH INCOME FUND INC.

                             ARTICLES SUPPLEMENTARY


          ZENITH INCOME FUND INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, certifies:

          FIRST: The terms of the Corporation's Preferred Stock as set forth in its Charter are set or changed as follows:

          (a) The designation of the Preferred Stock shall be "9.67% Cumulative Preferred Stock" (the "Preferred Stock").

          (b) The Dividend Rate on the Preferred Stock shall be 9.67% of the Liquidation Preference per share per annum.

          (c) All other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and term and conditions of redemption of the Preferred Stock are not changed and are as set forth in the charter.

          SECOND: The terms of the Preferred Stock have been set by the Board of Directors prior to issuance thereof pursuant to authority granted to the Board of Directors in the charter.

          IN WITNESS WHEREOF, ZENITH INCOME FUND INC. has caused these presents to be signed in its name and an its behalf by its President and its corporate
seal to be hereunder affixed and attested by its Secretary on this      20th
                                                                   -----------
day of       April     , 1988, and its President acknowledges that these
       ----------------
Articles Supplementary are the act and deed of Zenith Income Fund Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                              ZENITH INCOME FUND INC.


                              By:  /s/Thomas A. Belshe
                                   ------------------------
                                   Thomas A. Belshe
                                   President

ATTEST:


/s/Stephen E. Cavan
-----------------------
Stephen A. Cavan
Secretary

                             ZENITH INCOME FUND INC.
                              ARTICLES OF AMENDMENT

          Zenith Income Fund Inc., a Maryland corporation having its principal office in the state of Maryland in Baltimore City, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST: The Charter of the Corporation is hereby amended by striking out Article I and inserting in lieu thereof the following:

                                    ARTICLE I

                                      NAME
                                      ----

          The name of the corporation is Zenix Income Fund Inc.

          SECOND: The foregoing amendment to the Charter of the Corporation has been advised by a majority of the entire Board of Directors of the Corporation and approved by vote of the holders of a majority of the outstanding shares of stock of the Corporation.

         IN WITNESS WHEREOF, Zenith Income Fund Inc. has caused these present to be signed in its name and on its behalf by its President, Thomas A. Belshe, attested by its Secretary, Stephen E. Cavan, on August 31, 1989.

         The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's Charter are true in all material respects and that this statement is made under the penalties of perjury.

                              ZENITH INCOME FUND INC.


                              By:  /s/Thomas A. Belshe
                                   -------------------------
                                   Thomas A. Belshe
                                   President

ATTEST:


/s/Stephen E. Cavan
-------------------------
Stephen E. Cavan
Secretary

                             ZENITH INCOME FUND INC.
                              ARTICLES OF AMENDMENT

         The following action was duly authorized by the Board of Directors and Stockholders at a meeting hold on June 12, 1989.

         Zenix Income Fund Inc. (the "Corporation"), a Maryland corporation having its principal office in the State of Maryland c/o The Corporation Trust Company, the Corporation's resident agent, at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST:  The charter of the Corporation is hereby amended by striking
Article IV C. 5.(a) in its entirety, and by substituting therefor the followings:

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

     C.  Preferred Stock

         5.  Voting Rights.
             --------------

         (a) General. Each holder of Preferred Stock shall be entitled to one
             -------
vote for each share held on each matter on which the holders of the Preferred Stock are entitled to vote and, except as otherwise provided in these Articles of Incorporation or by law, the holders of the Preferred Stock and the Common Stock of the Corporation shall vote together as one class on all matters submitted to the stockholders; provided, however, that at any meeting of the stockholders of the Corporation held for the election of directors, (i) the holders of a majority of the shares of Preferred Stock represented in person or by proxy at said meeting shall be entitled as a class, to the exclusion of the holder of the Common Stock, to elect two directors of the Corporation, the identities of the nominees for which directorships may be fixed by the Board of Directors, (ii) the holders of a majority of the shares of Common Stock represented in person or by proxy at said meeting shall be entitled as a class, to the exclusion of the holders of the Preferred Stock, to elect two directors of the Corporation, the identities of the nominees for which directorships may be fixed by the Board of Directors and (ii) subject to paragraph 5(b) hereof, the holders of a majority of the shares of Common Stock and Preferred Stock represented in person or by proxy at said meeting shall be entitled, voting together as a single class, to elect the balance of the directors.

          IN WITNESS WHEREOF, Zenix Income Fund Inc. has caused these presents to be signed in its name and on its behalf by its President, Thomas A. Belshe, attested to by, its Secretary, Stephen C. Cavan, on November 16, 1999.

         The Secretary acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts see forth in those Articles with respect to the authorization and approval of the amendment of the Corporation's Chatter are true in all material respects and that this statement is made under the penalties of perjury.

                              ZENITH INCOME FUND INC.


                              By:  /s/Thomas A. Belshe
                                   -------------------------
                                   Thomas A. Belshe
                                   President

ATTEST:


/s/Stephen E. Cavan
-------------------------
Stephen E. Cavan
Secretary

                               ARTICLES OF REVIVAL

                                       FOR


Zenix Income Fund Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(insert exact name of corporation as it appears on records of the State Department of Assessments and Taxation)

FIRST:  The name of the corporation at the time the charter was forfeited was


--------------------------------------------------------------------------------

Zenix Income Fund Inc.
--------------------------------------------------------------------------------

SECOND:  The name which the corporation will use after revival is

Zenix Income Fund Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THIRD:  The address of the principal offices in this state is

                                                  Same as below
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FOURTH:  The name and address of the resident agent is

                                               The Corporation Trust
--------------------------------------------------------------------------------

                                               Incorporated
--------------------------------------------------------------------------------

                                               32 South Street
--------------------------------------------------------------------------------

                                               Baltimore, MD 21202
--------------------------------------------------------------------------------


FIFTH: These Articles of Revival are for the purpose of reviving the charter of the corporation.

SIXTH: At or prior to the filing of these Articles of Revival, the corporation has (a) Paid all fees required by law; (b) Filed all annual reports which should have been filed by the corporation if its charter had not been forfeited; (c) Paid all state and local taxes, except taxes on real estate, and all interest and penalties due by the corporation of which would have become due if the charter had not been forfeited whether or not barred by limitations.

(Use A for signatures. If that procedure is unavailable, use B. If A & B are not available, use C. ONLY SIGN UNDER ONE SECTION.)
                       ---------------------------

A.  The undersigned who were respectively the last acting president (or vice
                                              -----------
president) and secretary (or treasurer) of the corporation severally acknowledge the Articles to be their act.

                                   /s/ [Vice President]
                                   ---------------------------------------------
                                   Vice President


                                   /s/ [Last Acting Secretary/Treasurer]
                                   ---------------------------------------------
                                   Last Acting Secretary/Treasurer


                    (Use if A cannot be signed/acknowledged)

B. The last acting president, vice president, secretary, and treasurer are unwilling or unable to sign and acknowledge these Articles; therefore, the undersigned who represent the lessor of a majority or 3 of the last acting directors of the corporation severally acknowledge the Articles to be their act.


                              -----------------------------------
                                     Last Acting Director


                              -----------------------------------
                                     Last Acting Director


                              -----------------------------------
                                     Last Acting Director


                 (Use if A and B cannot be signed/acknowledged)

C. The last acting president, vice president, secretary, and treasurer of the corporation are unable or unwilling to sign the Articles. There are less than the required number of directors able and willing to sign the Articles, therefore, the undersigned who were elected as directors for the purpose of reviving the charter of the corporation severally acknowledge the Articles to be their act.

                              -----------------------------------
                                          Director


                              -----------------------------------
                                          Director


                              -----------------------------------
                                          Director

                       AFFIDAVIT FOR REVIVAL OF A CHARTER
                       ----------------------------------

        Richard H. Rose, Treasurer
     I, Lee P. Augsburger, Asst. Secy.    Zenix Income Fund Inc.
        ------------------------------    ---------------------------------
          (Insert name and title)           (Insert name of corporation)

hereby declare that the previously mentioned corporation has paid all State and local taxes except taxes on real estate, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited whether or not barred by limitations.

       /s/Richard H. Rose               /s/Lee D. Augsburger
       ------------------               --------------------
       Richard H. Rose                  (print name beneath signature)

     I hereby certify that on           8/11/92           before
                              ---------------------------
                                      (Insert date)
me the subscriber, a rotary public of the State of Maryland, in

and for         Massachusetts Suffolk         personally appeared
        -------------------------------------
       (Insert name of county for which notary is appointed)

   Richard H. Rose and Lee D. Augsburger    and made oath under
-------------------------------------------
      (insert name of person swearing)

the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.

                            As witness my hand and notarial seal

                            /s/Mary A. Bucci
                            ---------------------------
                            Signature of Notary Public

                            My Commission expires 7-8-99
                                                  ------

                             ZENIX INCOME FUND INC.

                             ARTICLES SUPPLEMENTARY

          ZENIX INCOME FUND INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (the "Corporation"), certifies:

          FIRST: The terms of the Corporation's Preferred Stock as set forth in its charter are set or changed as follows:

          (a) The designation of the Preferred Stock shall be "7.0% Cumulative Preferred Stock" (the "Preferred Stock").

          (b) The Dividend Rate on the Preferred Stock shall be 7.0% of the Liquidation Preference per share per annum. Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefore, cumulative cash dividends at the Dividend Rate payable semiannually on June 15, and December 15 in each year (each a "Dividend Payment Date") commencing June 15, 1993 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Preferred Stock as they appear on the stock register of the Corporation at the close of business on the preceding June 1, or December 1, as the case may be, in preference to dividends on shares of Common Stock, or any other capital stock of the Corporation ranking junior to the Preferred Stock in payment of dividends.

          (c) Pursuant to Section C.4(a)(i) of Article IV of the charter, the date of mandatory redemption of the Preferred Stock as a whole, unless sooner redeemed in accordance with the charter, is established as April 15, 2000.

          (d) "Basic Maintenance Amount" means, as of any date the dollar amount equal to the sum of (a) 100% of the aggregate principal amount of the Senior Money Market Notes (the "MMNs") then outstanding; (b) $1,000 times the number of shares of Preferred Stock then outstanding; (c) an amount equal to interest on the aggregate principal amount of the MMNs then outstanding from the most recent date to which interest has been paid or duly provided for until, but not including, such date, plus the Projected Interest Amount, as defined in the Articles of incorporation, as amended; (d) the aggregate amount of accumulated but unpaid dividends with respect to the Preferred Stock; (e) the amount of dividends projected to accumulate on the Preferred Stock then outstanding from the applicable Valuation Date until the 63rd day after such Valuation Date ______, the aggregate principal amount of any then outstanding indebtedness of the Corporation for money borrowed (other than the MMNs); (g) an amount equal to the expenses (not including interest expense) that the Corporation expects to incur from the applicable Valuation Date until the 90th day after such Valuation Date; and (h) the greater of $100,000 or the Corporation's current liabilities as of such date, to the extent not otherwise reflected in any of (a) through (f) above, less the combined value of any Deposit Securities, as defined in the Articles of Incorporation, as amended, irrevocably deposited by the Corporation for the payment of principal of or interest on the MMNs or redemptions of or dividend payments with respect to the Preferred Stock. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the elements comprising the Basic Maintenance Amount may be changed from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency, as defined in the Articles of Incorporation, as amended, advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stork.

          (e) "Discount Factor" means for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table (it being understood that any asset held by the Corporation and not listed in the following table or in, amendment or supplement thereto shall have a Discounted Value of Zero);

Type of Eligible Portfolio Property                                        Discount Factor
-----------------------------------                                        ---------------

Type I Corporate Bonds:                                                    1.50
Type II Corporate Bonds:                                                   1.55
Type III Corporate Bonds:                                                  1.60
Type IV Corporate Bonds:                                                   1.65
Type V Corporate Bonds:                                                    1.70
Type VI Corporate Bonds:                                                   1.80
Type VII Corporate Bonds:                                                  1.90
Type VIII Corporate Bonds:                                                 2.05
Type IX Corporate Bonds:                                                   2.20
GNMA Certificates with fixed interest rates:                               1.40
GNMA Certificates with adjustable interest rates:                          1.54
FHLMC and FNMA Certificates with fixed                                     1.50
  interest rates:
FHLMC and FNMA Certificates with fixed                                     1.58
  adjustable rates:
FHLMC Multifamily Securities:                                              1.65
FHLMC and FNMA Certificates with variable                                  (1)
  interest rates:
GNMA Multifamily Securities:                                               (1)
GNMA Graduated Payment Securities (2):                                     1.60
Conventional Mortgage Pass-Through Certificates:                           1.60
U.S. Government Obligations having a remaining                             1.00
  term to maturity of 1 day or less:
U.S. Government Obligations having a remaining                             1.08
  term to maturity of more than 1 day but not
  more than 1 year:

U.S. Government Obligations having a remaining                             1.28
  term to maturity of more than 1 year but
 not more than 5 years:
U.S. Government Obligations having a remaining                             1.35
  term to maturity of more than 5 years
  but not more than 10 years:
U.S. Government Obligations having a remaining                             1.45
  term to maturity of more than 10 years but
  not more than 15 years:
U.S. Government Obligations having a remaining                             1.50
  term to maturity of more than 15 years but
  not more than 30 years:
Short-Term Money Market Instruments having a                               1.00
  remaining term to maturity of not more
  than 1 day:
Short-Term Money Market Instruments having a                               1.10
  remaining term to maturity of more than
  1 day but not more than 30 days:
Cash:                                                                      1.00

__________________________

(1)  The Discount Factor determined therefore in writing by the Rating Agency.

(2) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Notice Agent and the Trustee that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment securities as to which the Corporation notifies the Notice Agent and the Trustee that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agency.

          Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the Discount Factor applied to determine the Discounted Value of any item of Eligible Portfolio Property may be changed from that set forth in these Articles of Incorporation or a Discount Factor may be specified for any asset constituting Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect the then-current rating of the Preferred Stock.

          (f) All other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the

Preferred Stock are not changed and are as set forth in the charter.

          SECOND: The terms of the Preferred Stock have been set by the Board of Directors prior to issuance thereof pursuant to authority granted to the Board of Directors in the charter.

          THIRD: These articles shall be effective on March 26, 1995, simultaneously with the initial issuance of the Preferred Stock above described, which stock shall be issued simultaneously with the deposit of the purchase price for such Preferred Stock in an amount sufficient to redeem all of the 9.67% Cumulative Preferred Stock currently outstanding and scheduled for mandatory redemption on April 15, 1993, but not later than close of business on such date.

          IN WITNESS WHEREOF, ZENIX INCOME FUND INC. has caused those presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 15th day of March, 1993, and its President acknowledges that these Articles Supplementary are the act and deed of Zenix Income Fund Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                              ZENIX INCOME FUND INC.


                              By:   /s/Richard P. Roelofs
                                    ---------------------
                                    Richard P. Roelofs
                                    President

ATTEST:


/s/Lee D. Augsburger
--------------------
Lee D. Augsburger
Assistant Secretary



                             ZENIX INCOME FUND INC.

                             ARTICLES OF AMENDMENT


          ZENIX INCOME FUND INC., a Maryland Corporation having its principal office in the State of Maryland in Baltimore City (the "Corporation") certifies:

          FIRST: Article IV, Section A.4 is hereby amended in its entirety to read as follows:

               "The Board of Directors shall have authority by resolution to classify and classify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock, provided that if any such classification or reclassification is contrary to the express terms of this Charter, such classification or reclassification must be permitted under Maryland corporate law and the 1940 Act and rules and regulations thereunder and each of the Rating Agency and Moody's shall have advised that any such classification or reclassification will not adversely affect its then-current rating of the Preferred Stock then outstanding."

          SECOND: Article IV, Section C.1. is here amended by adding at the end thereof the following:

               "Notwithstanding the above, the Board of Directors may by classification or reclassification create a second class of series of Preferred Stock not identical and equal in all respects to then outstanding Preferred Stock and issue such second class or series for purposes of refunding the Preferred Stock then outstanding to the extent permitted under the 1940 Act and applicable rules and regulations thereunder."

          THIRD: Article IV, Section C.2(a) is hereby amended in its entirety to read as follows:

               "(a) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the rate per annum, as shall be established by the Board of Directors or a duly constituted committee thereof (the "Dividend Rate") and no more, payable semiannually on June 15 and December 15 in each year (each a "Dividend Payment Date") commencing June 15, 1993 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Preferred Stock as they appear on the stock register of the corporation at the close of business on the preceding June 1 or December 1, as the case may be, in preference to dividends on shares of Common Stock. or any other capital stock of the Corporation ranking junior to the Preferred Stock in payment of dividends. Dividends on shares of Preferred Stock shall accumulate from the date on which such shares are originally issued. Each period beginning on and including a Dividend Payment Date (or the date on which the shares of Preferred Stock are originally issued, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period." Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 90 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the Board of Directors shall have the authority to set different Dividend Payment Dates for any series of Preferred Stock designated by the Board of Directors."

          FOURTH: Article IV, Section C-2(b)(ii) is hereby amended in its entirety to read as follows:

               "(ii) For so long as shares of Preferred Stock are outstanding, the Corporation shall not declare, pay, or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock ranking junior to the Preferred Stock as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the Basic Maintenance Amount and the 1940 Act Asset Coverage would be achieved, (B) full cumulative dividends on all shares of Preferred Stock due on or prior to the date of the transaction have been declared and paid (or sufficient Deposit Securities maturing on or prior to the date fixed for their payment have been set apart for their payment) and (C) the Corporation has redeemed the full number of shares of Preferred Stock required to be redeemed by any provision contained herein for mandatory redemption."

          FIFTH: Section C.2 of Article IV is hereby amended by adding at the end thereof a new subsection (d) as follows:

               "(d) In the event the Board of Directors fails to declare a dividend with respect to any Dividend Period, or, if the Board of Directors has declared a dividend with respect to any Dividend Period but such dividend shall not have been paid when due, the Dividend Rate thereafter in effect shall be increased to 200% of the then-current Dividend Rate until such time as full cumulative dividends shall have been paid on the shares of Preferred Stock whereupon the Dividend Rate thereafter shall be decreased to the Dividend Rate in effect prior to such increase."

          SIXTH: Article IV, Section C.4(a)(ii) is hereby amended in its entirety to read as follows:

               "If the Corporation fails to maintain the Basic Maintenance Amount pursuant to paragraph 6(a) of this Article IV as of any Valuation Date, and such failure is not cured on or before the eighth Business Day after such Valuation Date, the Corporation shall cause the optional redemption, pursuant to Section 4.02 of the Indenture, of MMNs then outstanding in an aggregate principal amount sufficient to achieve the Basic Maintenance Amount as of such Valuation Date by setting aside Deposit Securities in such principal amount, plus interest accrued on such principal amount to the redemption date. If the principal amount of MMNs, if any, so redeemed as a result of such failure, does not result in the corporation's achieving the Basic Maintenance Amount as of such Valuation Date, then the Corporation shall redeem, at the Redemption Price, the number of shares of Preferred Stock equal to the number of outstanding shares of Preferred stock that could be redeemed using the proceeds from the deemed sale of Special Redemption Assets (or, if such number is a fraction, the next highest whole number). No shares of Preferred Stock may be redeemed under this paragraph (ii) unless all outstanding MMNs have first been redeemed."

          SEVENTH: Article IV, Section C.4(a)(iii) is hereby amended in its entirety to read as follows:

               "If the Corporation fails to maintain the 1940 Act Asset Coverage pursuant to paragraph 6(b) of this Article IV as of the last Business Day of any month, and such failure is not cured (and notice of such cure given to the Notice Agent and the Trustee) as of the last Business Day of the following month (for this purpose, without limitation, the failure will be deemed cured if, within the prescribed period, the Corporation has instructed the Trustee under the Indenture to call MMNs for redemption and certified to the Notice Agent and the Trustee that such redemption, alone or together with other action taken by the Corporation, will cause the Corporation to have the requisite asset coverage), the Corporation shall cause the optional redemption, pursuant to Section 4.02 of the Indenture, of MMNs then outstanding in an aggregate principal amount sufficient to achieve the 1940 Act Asset Coverage as of the last Business Day of the month in which the failure to meet such coverage initially occurred, by setting aside Deposit Securities in such principal amount, plus interest accrued on such principal amount to the redemption date. If the principal amount of MMNs, if any, so redeemed as a result of such failure, does not result in the Corporation's achieving the 1940 Act Asset Coverage as of the last Business Day of the month in which the failure to meet such coverage initially occurred, then the Corporation shall redeem, at the Redemption Price, the number of shares of Preferred Stock (or if such number is a fraction, the next highest whole number) the redemption of which, together with the principal amount of MMNs, if any, so redeemed, would have caused the Fund to achieve such coverage on a pro forma basis as of the last Business Day of the month in which the failure to achieve such coverage initially occurred. No shares of Preferred Stock may be redeemed under this paragraph (iii) unless all outstanding MMNs have first been redeemed."

          EIGHTH: Section C.4(a) of Article IV is hereby amended by adding at the end thereof a new subsection (vi) as follows:

               "(vi) in the event the Corporation fails to redeem any shares of Preferred Stock required to be redeemed under this

          Section C.4(a), the Dividend Rate thereafter in effect shall be increased to 200% of the then-current Dividend Rate, and the Preferred Stock shall continue to accrue dividends until such time as the shares required to be redeemed shall have been redeemed."

          NINTH: The first sentence of Section C.4(b)(iii) of Article IV is hereby amended in its entirety to read as follows:

               "(iii) Whenever shares of the Preferred Stock are to be redeemed, the Corporation shall mail, or shall cause the Notice Agent to mail, not fewer than 30 nor more than 45 days prior to the applicable redemption date, a written notice of redemption by first-class mail, postage prepaid, to each holder of shares of Preferred Stock to be redeemed (a "Notice of Redemption"), as its name and address appear on the Corporation's stock transfer records, and to the Notice Agent (if such mailing is performed by the Corporation) and the Trustee."

          TENTH: Article IV, Section C.4(b)(vi) is hereby amended in its entirety to read as follows:

               "(vi) Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation will be classified by the Corporation as authorized but unissued shares of Preferred Stock and may be reissued by the Corporation from time to time provided that, after giving effect to such reissuance, the Basic Maintenance Amount and the 1940 Act Asset Coverage would be achieved. Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation or an affiliate thereof shall not be deemed outstanding for any purposes of these Articles of Incorporation, nor shall any such shares be entitled to any voting rights hereunder, provided that, shares purchased or otherwise acquired by an affiliate shall be deemed outstanding for purposes of calculating the Basic Maintenance Amount

          ELEVENTH: Article IV, Section C.5(d) is hereby amended in its entirety to read as follows:

               "Unless otherwise required by law, the holders of Preferred Stock shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay any dividends on the shares of Preferred Stock or the Corporation fails to redeem any shares of Preferred Stock which it is required to redeem, or any other event occurs which requires the mandatory redemption of Preferred Stock and the required Notice of Redemption has not been given, other than the rights set forth in Section C.2(d) and C.4(a)(vi) of this Article IV, the exclusive remedy of the holders of Preferred Stock shall be the right to vote for directors pursuant to the provisions of this paragraph 5. In no event shall the holders of Preferred Stock have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same."

          TWELFTH: Article V, Section B.3 is hereby amended in its entirety to read as follows:

               "3. Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, provided that the Board of Directors determines and the Rating Agency and Moody's advise the Corporation in writing that such issuance will not adversely affect the then-current rating of the Preferred Stock."

         THIRTEENTH: Article V, Section B.4 is hereby amended in its entirety to read as follows:

               "4. Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation, provided that, with respect to obligations with maturities of more than 60 days or with maturities less than 60 days that are extended or renewed, the Board of Directors determines and the Rating Agency and Moody's advise the Corporation in writing that such issuance will not adversely affect the then-current rating of the Preferred Stock."

          FOURTEENTH: Article VI, Sections A and B are hereby amended by deleting the last sentence of Section A, renumbering Section B as Section C and inserting a new Section B as follows:

               "B. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this Charter."

          FIFTEENTH:  Article VII is hereby amended as follows:

         (a) The definition of "Dividend Coverage Amount" is hereby amended in its entirety to read as follows:

               "'Dividend Coverage Amount' as of any date of determination means:

               (a)  the product of:

                    (i) the number of shares of Preferred Stock outstanding multiplied by $1,000;

                    (ii)   the Dividend Rate, and

                    (iii)  .50;

               (b) less the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of dividends on the Preferred Stock and any liabilities due prior to the next Dividend Payment Date."

          (b) The definition of "Eligible Portfolio Property" is hereby amended in its entirety to read as follows:

               "'Eligible Portfolio Property, means Corporate Bonds, Cash, U.S. Government Obligations, Short-Term Money Market instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, GNMA Multifamily Securities, GNMA Graduated Payment Securities and Conventional Mortgage Pass-Through Certificates less the combined value of any Deposit Securities, as defined in the Articles of Incorporation, as amended, irrevocably deposited by the Corporation for the payment of principal of or interest on the MMNs or redemptions of or dividend payments with respect to the Preferred Stock. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, other assets may be specified as Eligible Portfolio Property if the Board of Directors of the Corporation determines and each of the Rating Agency and Moody's advises the Corporation in writing that the Specification will not adversely affect the then-current rating of the Preferred Stock."

          SIXTEENTH: The foregoing amendments to the Charter of the Corporation have been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

         IN WITNESS WHEREOF, ZENIX INCOME FUND INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal
to be hereunder affixed and attested by its Secretary on this      11th day
                                                              ------------------
of      June     , 1993, and its President acknowledges that these Articles of
   --------------
Amendment are the act and deed of Zenix Income Fund Inc. and under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                              ZENIX INCOME FUND INC.


                              By:   /s/Richard P. Roelofs
                                    ---------------------
                                    Richard P. Roelofs


ATTEST:


/s/Francis J. McNamara, III
---------------------------
Francis J. McNamara, III
Secretary

                             ZENITH INCOME FUND INC.

                             ARTICLES SUPPLEMENTARY


          ZENITH INCOME FUND Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, certifies:
          FIRST: The terms of the Corporation's Preferred Stock as set forth in its charter are set or changed as follows:

          (a) The designation of the Preferred Stock shall be "9.66% Cumulative Preferred Stock" (the "Preferred Stock").

          (b) The Dividend Rate on the Preferred Stock shall be 9.66% of the Liquidation Preference per share per annum. Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the Dividend Rate payable semiannually on April 15 and October 15 in each year (each a "Dividend Payment Date") commencing October 15, 1988 (or, if any such day Is not a Business Day, then on the next succeeding Business Day) to holders of record of Preferred Stock as they appear on the stock register of the Corporation at the close of business on the preceding April 1 or October 1, as the case may be, in preference to dividends on shares of Common Stock, or any other capital stock of the Corporation ranking junior to the Preferred Stock in payment of dividends.

          (c) The date for mandatory redemption of the Preferred Stock as a whole, unless sooner redeemed in accordance with the charter, is April 15, 1993.

          (d) "Basic Maintenance Amount" means, as of any date, the dollar amount equal to the sum of (a) 100% of the aggregate principal amount of the Senior Money Market Notes (the "MMNs") then outstanding; (b) $1,000 times the number of shares of Preferred Stock then outstanding; (c) an amount equal to Interest on the aggregate principal amount of the MMNs then outstanding from the most recent date to which interest has been paid or duly provided for (or, for purposes of calculating the Basic Maintenance Amount prior to the first date on which interest to the MMNs is payable, then from April 26, 1988) until, but not including, such date, plus the Projected Interest Amount, as defined in the Articles of Incorporation, as amended; (d) the aggregate amount of accumulated but unpaid dividends with respect to the Preferred Stock; (e) the amount of dividends projected to accumulate on the Preferred Stock then outstanding from the applicable Valuation Date until the 63rd day after such Valuation Date at the Dividend Rate; (f) the aggregate principal amount of any then outstanding indebtedness of the Corporation for money borrowed (other than the MMNs); and (g) the greater of $100,000 or the Corporation's current liabilities as of such date to the extent not otherwise reflected in any of (a) through (f) above, less the combined value of any Deposit Securities, as defined in the Articles of Incorporation, as amended, irrevocably deposited by the Corporation for the payment of principal of or interest on the MMNs or redemptions of or dividend payments with respect to the Preferred Stock. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the elements comprising the Basic Maintenance Amount may be changed from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency, as defined in the Articles of Incorporation, as amended, advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

          (e) All other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Preferred Stock are not changed and are as set forth in the charter.

          SECOND: The terms of the Preferred Stock have been set by the Board of Directors prior to issuance thereof pursuant to authority granted to the Board of Directors in the charter.

          IN WITNESS WHEREOF, ZENITH INCOME FUND INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate
seal to be hereunder affixed and attested by its Secretary on this      19th
                                                                   -----------
day of      April     , 1983, and its President acknowledges that these Articles
       ---------------
Supplementary are the act and dead of Zenith Income Fund Inc. and, under the penalties of perjury, that the matters and facts set forth with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                              ZENITH INCOME FUND INC.


                              By:   /s/Thomas A. Belshe
                                    -------------------
                                    Thomas A. Belshe
                                    President

ATTEST:


/s/Stephen E. Cavan
-------------------
Stephen A. Cavan
Secretary

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                             ZENITH INCOME FUND INC.

          Zenith Income Fund Inc. (the "Corporation"), a Maryland corporation having its principal office in the State of Maryland c/o The Corporation Trust Company, the Corporation's resident agent, at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST: The charter of the Corporation is hereby amended by striking in their entirety Articles I through VII, inclusive, and by substituting therefor the following, and the charter, as amended, is restated in its entirety as follows. Capitalized terms not otherwise defined in Articles I through VI are defined in Article VII.

                                   ARTICLE I.


                                      NAME
                                      ----

          The name of the Corporation is Zenith Income Fund Inc.

                                  ARTICLE II.


                              PURPOSES AND POWERS
                              -------------------

          The Corporation is formed for the following purposes:

          1.  To conduct and carry on the business of an investment company.

          2. To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

          3. To issue and sell shares of its capital stock and other securities in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

          4. To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

          The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                  ARTICLE III.


                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

          The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland corporation. The post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE IV.


                                  CAPITAL STOCK
                                  -------------

     A.  Total Authorized; General Provisions.
         ------------------------------------

          1. The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred fifty million two hundred fifty thousand (250,250,000) shares, of the par value of one cent ($.01) per share and of the aggregate par value of two million five hundred two thousand five hundred dollars ($2,502,500), of which two hundred fifty million (250,000,000) shares shall be Common Stock, $.01 par value per share (the "Common Stock"), and two hundred fifty thousand (250,000) shares shall be Cumulative Preferred Stock, $.0l par value per share (the "Preferred Stock").

          2. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

          3. No holder of capital stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation of the Corporation or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

          4. Except as otherwise provided in these Articles of Incorporation, the Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

          5. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of capital stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.

     B.   Common Stock.
          ------------

          The preferences, rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption in respect of the Common Stock are as follows:

          1.  Ranking.
              -------

          The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock ranking junior to the Preferred Stock as to dividends or upon liquidation) and distributions on liquidation or dissolution and shall have such other qualifications, limitations and restrictions as provided in this Article IV.

          2.  Dividends.
              ---------

          After all accumulated and unpaid dividends upon all outstanding shares of Preferred Stock for all previous Dividend Periods have been paid, and full dividends on all outstanding shares of Preferred Stock for the then current Dividend Period have been paid or declared and sufficient Deposit Securities for the payment thereof have been set apart therefor, then and not otherwise, and subject to any other applicable provisions of paragraph C of this Article IV, to the extent there are funds legally available therefor, dividends or other distributions may be declared upon and paid to the holders of shares of Common Stock, to the exclusion of the holders of shares of Preferred Stock.

          3.  Liquidation Rights.
              ------------------

          In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock as provided for in paragraph C of this Article IV, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock, to share ratably in all remaining assets of the Corporation.

          4.  Redemption.
              ----------

          The Corporation may repurchase shares of Common Stock to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act and by these Articles of Incorporation.

          5.  Voting Rights.
              -------------

          Each holder of Common Stock shall be entitled to one vote for each such whole share (and a proportionate vote for each fractional share) on each matter on which the holders of shares of Common Stock shall be entitled to vote. Except as otherwise provided in paragraph C.5 of this Article IV or as required by the Investment Company Act, the holders of shares of Common Stock and the holders of Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

          6.  Fractional Shares.
              -----------------

          The Corporation may issue fractional shares of Common Stock. Any fractional share of Common Stock shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

     C.   Preferred Stock.
          ---------------

          The preferences, rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption in respect of the Preferred Stock are as follows:

          1.  Designation.
              -----------

          The designation of the Preferred Stock shall be as established by the Board of Directors or a duly constituted committee thereof. Except as otherwise provided herein, each share of Preferred Stock shall be identical and equal in all respects to every other share of Preferred Stock. The Corporation shall not issue fractional shares of Preferred Stock.

          2.  Dividends.
              ---------

          (a) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the rate per annum as shall be established by the Board of Directors or a duly constituted committee thereof (the "Dividend Rate") and no more, payable semiannually on March 15 and September 15 in each year (each a "Dividend Payment Date") commencing September 15, 1988 (or, if any such day is not a Business Day, then on the next succeeding Business Day) to holders of record of Preferred Stock as they appear on the stock register of the Corporation at the close of business on the preceding March 1 or September 1, as the case may be, in preference to dividends on shares of Common Stock, or any other capital stock of the Corporation ranking junior to the Preferred Stock in payment of dividends. Dividends on shares of Preferred Stock shall accumulate from the date on which such shares are originally issued. Each period beginning on and including a Dividend Payment Date (or the date on which the shares of Preferred Stock are originally issued, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a "Dividend Period." Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 90 days preceding the payment date thereof, as shall be fixed by the Board of Directors.

          (b) (i) No dividends shall be declared or paid or set apart for payment on shares of Preferred Stock for any Dividend Period or part thereof unless full cumulative dividends have been or contemporaneously are declared and paid on all outstanding shares through the most recent Dividend Payment Dates therefor. If full cumulative dividends are not paid on the shares of Preferred Stock, all dividends on the shares of Preferred Stock shall be paid pro rata to the holders of the outstanding shares of Preferred Stock entitled thereto. The Corporation will not issue any other series or class of stock which is senior to or on a parity with the Preferred Stock. No holders of shares of Preferred Stock shall be entitled to any dividends, whether payable in Cash, property or stock, in excess of full cumulative dividends as provided in this paragraph 2 on shares of Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any shares of Preferred Stock that may be in arrears.

          (ii) For so long as shares of Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock ranking junior to the Preferred Stock as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation), unless, in each case, (A) immediately thereafter, the Basic Maintenance Amount and the 1940 Act Asset Coverage would be achieved, (B) full cumulative dividends on all shares of Preferred Stock due on or prior to the date of the transaction have been declared and paid (or sufficient Deposit Securities have been set apart for their payment) and (C) the Corporation has redeemed the full number of shares of Preferred Stock required to be redeemed by any provision contained herein for mandatory redemption.

               (iii) Any dividend payment made on the shares of Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

          (c) Not later than the thirtieth day next preceding each Dividend Payment Date, the Corporation shall deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to pay the dividends that are payable on such Dividend Payment Date which Deposit Securities shall mature on or prior to such Dividend Payment Date. The Corporation may direct the Paying Agent with respect to the investment of any such Deposit Securities, provided that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

          3.  Liquidation Rights.
              ------------------

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors (including holders of MMNs) but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $1,000 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends accrued to and including the date fixed for such distribution or payment (whether or not declared by the Corporation, but excluding interest thereon), but such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

          (b) If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until payment in full has been made to the holders of shares of Preferred Stock of the liquidation distributions to which they are entitled, no dividends or distributions will be made to holders of the Common Stock or any other stock of the Corporation ranking junior to the Preferred Stock as to liquidation.

          (c) Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale, lease, exchange or transfer by the Corporation of all or substantially all of its property and assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 3.

          4.  Redemption.
              ----------

          Shares of the Preferred Stock shall be redeemed by the Corporation as provided below:

          (a)  Mandatory Redemption.
               --------------------

          (i) Unless earlier redeemed as provided in this paragraph 4(a), the Preferred Stock shall be redeemed as a whole on the date established by the Board of Directors or a duly constituted committee thereof at a price equal to $1,000 per share plus accumulated and unpaid dividends through the date of redemption (whether or not declared by the Corporation, but excluding interest thereon) (the "Redemption Price") upon Notice of Redemption.

          (ii) If (A) the Corporation fails to maintain the Basic Maintenance Amount pursuant to paragraph 6(a) of this Article IV as of any Valuation Date, and such failure is not cured on or before the eighth Business Day after such Valuation Date and (B) the principal amount of MMNs, if any, that the Trustee under the Indenture has declared to be due and payable as a result of such failure does not result in the Corporation's achieving the Basic Maintenance Amount as of such Valuation Date, then the Corporation shall redeem, at the Redemption Price, the number of shares of Preferred Stock equal to the number of outstanding shares of Preferred Stock that could be redeemed using the proceeds from the deemed sale of Special Redemption Assets (or, if such number is a fraction, the next highest whole number).

          (iii) If (A) the Corporate fails to maintain the 1940 Act Asset Coverage pursuant to paragraph 6(b) of this Article IV as of the last Business Day of any month, and such failure is not cured (and notice of such cure given to the Notice Agent and the Trustee) as of the last Business Day of the following month (for this purpose, without limitation, the failure will be deemed cured if, within the prescribed period, the Corporation has instructed the Trustee under the Indenture to call MMNs for redemption and certified to the Notice Agent and the Trustee that such redemption, alone or together with other action taken by the Corporation, will cause the Corporation to have the requisite asset coverage) and (B) the principal amount of MMNs, if any, which the Trustee under the Indenture has declared to be due and payable as a result of an event of default specified in (S) 6.01(d)(ii) of the Indenture does not result in the Corporation's achieving the 1940 Act Asset Coverage as of the last Business Day of the month in which the failure to meet such coverage initially occurred, then the Corporation shall redeem, at the Redemption Price, the number of shares of Preferred Stock (or if such number is a fraction, the next highest whole number) the redemption of which, together with the principal amount of MMNs, if any, which the Trustee under the Indenture has declared to be due and payable as a result of an event of default specified in (S) 6.01(d)(ii) of the Indenture would have caused the Fund to achieve such coverage on a pro forma basis as of the last Business Day of the month in which the failure to achieve such coverage initially occurred.

               (iv) Any redemption of Preferred Stock pursuant to this paragraph 4(a) shall be made out of funds legally available therefor (giving consideration to all applicable legal restraints, including, without limitation, the restraints imposed by Section 18(a) of the Investment Company Act).

               (v) The Corporation shall notify the Paying Agent in writing by the close of business on the next Business Day following the cure date referred to in paragraph 4(a)(ii) or (iii) above, as the case may be, of its intention to redeem the number of whole shares of Preferred Stock calculated pursuant to paragraph 4(a)(ii) or (iii) above, as the case may be, and shall give Notice of Redemption, as defined in paragraph C.4(b)(iii) of this Article IV, which shall specify a mandatory redemption date not more than 45 days after (A) the Valuation Date as of which the Corporation initially failed to maintain the Basic Maintenance Amount as specified in paragraph 4(a)(ii) or (B) the last Business Day of the month following the month as of which the Corporation initially failed to maintain the 1940 Act Asset Coverage as specified in paragraph 4(a)(iii).

                  (b)      General Provisions for Redemption.
                           ---------------------------------

               (i) Notwithstanding the other provisions of this paragraph 4, no shares of Preferred Stock may be redeemed other than as specified below, unless all accumulated and unpaid dividends on all outstanding shares of Preferred Stock for all past Dividend Periods shall have been or are contemporaneously paid or declared and Deposit Securities maturing on or prior to the date fixed for redemption are deposited or set apart for the payment of such dividends, provided that the Corporation may, without regard to such limitations, redeem, purchase or otherwise acquire shares of Preferred Stock (A) as a whole, pursuant to a mandatory redemption or (B) pursuant to a purchase or exchange offer made for all of the outstanding shares of Preferred Stock, to the extent permitted under the Investment Company Act, Maryland law and these Articles of Incorporation.

               (ii) If fewer than all the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be identified by the Board of Directors of the Corporation by lot or by such other method as the Corporation shall deem fair and equitable.

               (iii) Whenever shares of the Preferred Stock are to be redeemed, the Corporation shall mail, or shall cause the Notice Agent to mail, not fewer than 15 nor more than 30 days prior to the applicable redemption date, a written notice of redemption by first-class mail, postage prepaid, to each holder of shares of Preferred Stock to be redeemed (a "Notice of Redemption"), as its name and address appear on the Corporation's stock transfer records, and to the Notice Agent (if such mailing is performed by the Corporation) and the Trustee. The Notice of Redemption shall also be published by or on behalf of the Corporation on or about the date thereof in The Wall Street Journal (or, if such notice cannot be published therein, then in a comparable newspaper printed in the English language and of general circulation in New York City). Each Notice of Redemption shall state (A) the redemption date, (B) the Redemption Price, (C) the number of shares of Preferred Stock to be redeemed, (D) the place or places where such Preferred Stock is to be redeemed, (E) the date on which dividends on the shares to be redeemed will cease to accumulate and (F) the provision of these Articles of Amendment and Restatement under which the redemption is being made. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

               (iv) Following the giving of a Notice of Redemption with respect to a redemption of shares of Preferred Stock pursuant to paragraph 4(a), (A) such shares of Preferred Stock and (B) Deposit Securities identified by the Corporation and having an initial combined value sufficient to effect the redemption of such shares shall thereafter be excluded from the calculation of the Basic Maintenance Amount, the Portfolio Calculation, and the 1940 Act Asset Coverage.

               (v) If the Corporation shall give a Notice of Redemption, then by the thirtieth day next preceding the date fixed for redemption the Corporation shall deposit with the Paying Agent Deposit Securities having an initial combined value sufficient to redeem the shares of Preferred Stock to be redeemed which Deposit Securities shall mature on or prior to such redemption date. In such event the Corporation shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the shares of Preferred Stock called for redemption upon the redemption date. The Corporation may direct the Paying Agent with respect to the investment of any Deposit Securities so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit, or if no such deposit is made, then upon such date fixed for redemption

(unless the Corporation shall default in making payment of the Redemption Price), all rights of the holders of the shares of Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof inclusive of accumulated but unpaid dividends, but without any interest, and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any Cash in excess of the aggregate Redemption Price of the shares of Preferred Stock called for redemption on such date and any remaining Deposit Securities. Any assets so deposited which are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the shares of Preferred Stock so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Securities so deposited.

               (vi) Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation will be classified by the Corporation as authorized but unissued shares of Preferred Stock and may be reissued by the Corporation from time to time. Shares of Preferred Stock that have been redeemed, purchased or otherwise acquired by the Corporation or an affiliate thereof shall not be deemed outstanding for any purposes of these Articles of Incorporation, nor shall any such shares be entitled to any voting rights hereunder.

               (vii) In addition to redemption rights expressly established under these Articles of Incorporation, the Corporation may repurchase shares of Preferred Stock to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act and by these Articles of Amendment and Restatement.

               (viii) If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the shares of the Preferred Stock to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of shares of Preferred Stock as it shall have legally available funds, or is otherwise able, to redeem ratably from each holder whose shares are to be redeemed and the remainder of the shares of the Preferred Stock required to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon Notice of Redemption.

                  5.  Voting Rights.
                      -------------

                  (a) General. Each holder of Preferred Stock shall be entitled
                      -------
to one vote for each shares held on each matter on which the holders of the Preferred Stock are entitled to vote and, except as otherwise provided in these Articles of Incorporation or by law, the holders of the Preferred Stock and the Common Stock of the Corporation shall vote together as one class on all matters submitted to the stockholders; provided, however, that at any meeting of the stockholders of the Corporation held for the election of directors, (i) the holders of a majority of the shares of Preferred Stock represented in person or by proxy at said meeting shall be entitled as a class, to the exclusion of the holders of the Common Stock, to elect two directors, (ii) the holders of a majority of the shares of Common Stock represented in person or by proxy at said meeting shall be entitled as a class, to the exclusion of the holders of the Preferred Stock, to elect two directors of the Corporation, the identities of the nominees which directorships may be fixed by the Board of Directors and (iii) subject to paragraph 5(b) hereof, the holders of a majority of the shares of Common Stock and Preferred Stock voting together as a single class shall be entitled to elect the balance of the directors.

                  (b)      Right to Elect Majority of Board of Directors.
                           ---------------------------------------------

                  If at any time dividends on the Preferred Stock shall be unpaid in an amount equal to two full years' dividends on the Preferred Stock (a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number of additional directors that, when added to the number of directors then constituting the Board of Directors, shall (together with the two directors elected by the holders of Preferred Stock pursuant to paragraph 5(a) hereof) constitute a majority of such increased number, and the holders of Preferred Stock shall be entitled, voting as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect the smallest number of such additional directors of the Corporation that shall constitute a majority of the total number of directors of the Corporation so increased.

                  The Voting Period and the voting rights so created upon the occurrence of the conditions set forth in this paragraph 5(b) shall continue unless and until all dividends in arrears on the Preferred Stock shall have been paid or declared and sufficient Deposit Securities set apart for the payment of such dividends. Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this paragraph 5(b).

                  (c)      Voting Procedures.
                           -----------------

                           (i) As soon as practicable after the accrual of any
right of the holders of Preferred Stock to elect directors pursuant to paragraph 5(b) of this Article IV, the Corporation shall notify the Notice Agent and shall call a special meeting of the holders of Preferred Stock, by notice duly given to such holders by the Corporation or by the Notice Agent on behalf of the Corporation, which meeting shall be held not less than 10 nor more than 60 days after the date of mailing of such notice. If the Corporation does not give notice of such special meeting, or cause such notice to be given on its behalf by the Notice Agent as provided above, the meeting may be called by any holder of Preferred Stock on like notice. The record date for determining the holders of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is given. At any such special meeting and at each meeting at which directors are elected held during a Voting Period, the holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 5(b) of this Article IV on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of the shares of Preferred Stock present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

               (ii) For purposes of determining any rights of the holders of Preferred Stock to vote on any matter, whether such right is created by these Articles of Incorporation, by statute or otherwise, if redemption of some or all of the Preferred Stock is required, no holder of Preferred Stock shall be entitled to vote and no share of Preferred Stock shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination of shares of Preferred Stock entitled to vote or shares of Preferred stock deemed outstanding for quorum purposes, as the case may be, sufficient Deposit Securities for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4(c)(iii) of this Article IV.

               (iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock to elect directors pursuant to paragraph 5(b) of this Article IV shall continue, notwithstanding the election at such meeting by the holders of Preferred Stock of the number of directors that they are entitled to elect, and the persons so elected by the holders of Preferred Stock, together with the incumbent directors, shall constitute the duly elected directors of the Corporation.

               (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the directors elected by the holders of Preferred Stock pursuant to paragraph 5(b) of this Article IV shall terminate, the two directors elected by the holders of the Common Stock as a separate class, the two directors elected by the holders of the Preferred Stock as a separate class and the remaining directors elected by the holders of Common Stock and Preferred Stock together as a single class pursuant to Section 5(a) of this Article IV and who are incumbent shall constitute the directors of the Corporation and the voting rights of the holders of Preferred Stock to elect directors pursuant to paragraph 5(b) shall cease, subject to reinstatement as provided in paragraph 5(b) of this Article IV.

               (v) The directors elected by the holders of Preferred Stock pursuant to paragraph 5(b) of this Article IV, shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of a majority of the shares of the Preferred Stock represented in person or by proxy at a meeting at which a quorum is present. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise (in the case of directors subject to election by the holders of Preferred Stock) may be filled only by vote of the holders of at least a majority of shares of the Preferred Stock represented in person or by proxy at a meeting at which a quorum is present, and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by the holders of Preferred Stock. Any other vacancy on the Board of Directors during a Voting Period shall be filled as provided in the Corporation's By-Laws.

                  (d)      Exclusive Remedy.
                           ----------------

                  Unless otherwise required by law, the holders of Preferred Stock shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay any dividends on the shares of Preferred Stock or the Corporation fails to redeem any shares of Preferred Stock which it is required to redeem, or any other event occurs which requires the mandatory redemption of Preferred Stock and the required Notice of Redemption has not been given, the exclusive remedy of the holders of Preferred Stock shall be the right to vote for directors pursuant to the provisions of this paragraph 5. In no event shall the holders of Preferred Stock have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

                   6.      Asset Maintenance Requirements.
                           ------------------------------

                  (a)      Basic Maintenance Amount.
                           ------------------------

                           (i) Subject to paragraph 6(a)(iv) of this Article IV,
for so long as any shares of Preferred Stock are outstanding, the Corporation will maintain, as of each Valuation Date, Eligible Portfolio Property having an aggregate Discounted Value at least equal to the Basic Maintenance Amount, as of each such Valuation Date.

               (ii) On or before 5:00 P.M., New York City time, on the third Business Day after each Valuation Date, the Corporation shall complete and deliver to the Notice Agent and the Trustee a Portfolio Valuation Report, which will be deemed to have been delivered if the Notice Agent and the Trustee receive (A) a copy or telecopy, telex or other electronic transcription thereof, or (B) a telecopy, telex or other electronic transcription setting forth at least the aggregate Discounted Value of all Eligible Portfolio Property (the "Portfolio Calculation") and the Basic Maintenance Amount each as of the relevant Validation Date, and on the same day the Corporation mails to the Notice Agent and the Trustee for delivery on the next Business Day the full Portfolio Valuation Report. A failure by the Corporation to deliver a Portfolio Valuation Report under this paragraph 6(a)(ii) shall be deemed to be delivery of a Portfolio Valuation Report indicating a Portfolio Calculation less than the Basic Maintenance Amount, as of the relevant Valuation Date.

               (iii) Within three Business Days after the date of delivery to the Notice Agent and the Trustee of a Portfolio Valuation Report in accordance with paragraph 6(a)(ii) above relating to a Quarterly Valuation Date, the Corporation shall deliver to the Notice Agent and the Trustee a letter reviewing the Portfolio Calculation, prepared by the Corporation's Independent Accountants, relating to such Portfolio Valuation Report substantially to the effect that (A) the Independent Accountants have read the Portfolio Valuation Report for the current Quarterly Valuation Date (the "Report"); (B) the assets included in the Report as Eligible Portfolio Property conform to the descriptions of and limitations on such assets established pursuant to the provisions of these Articles of Incorporation; (C) with respect to the issue size, compliance, issuer diversification and industry diversification calculations, such calculations and the resulting eligible portfolio Market Value and the discounted eligible portfolio Market Value calculations are numerically correct; (D) with respect to the Basic Maintenance Amount, the results of the calculation set forth in the Report have been recalculated and are numerically correct; (E) with respect to the excess or deficiency of the Discounted Value Amount when compared to the Basic Maintenance Amount, the results of the calculation set forth in the Report have been recalculated and are numerically correct; (F) with respect to the S&P rating on Corporate Bonds, issuer name, issue size and coupon rate listed in the Report, that information has been traced and agrees with the information listed in The Standard & Poor's
                                                          ---------------------
Bond Guide, or similar compilation in the event of a rating by a Rating Agency
----------
other than S&P (in the event such information does not agree with or is not listed in any such compilation, the Independent Accountants will inquire of the publishers thereof what such information is, and provide a listing in their letter of such differences, if any); (G) with respect to the lower of two bid prices (or alternative permissible factors used in calculating the Market Value) for purposes of valuing securities in the portfolio, the Independent Accountants have traced the price used in the Report to the lower of the two bid prices and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their letter of such differences) and (H) the methods used to perform the calculations contained in the Report comply with the requirements for such calculations contained in or established pursuant to these Articles of Incorporation. Without amending these Articles of Incorporation, the letter prepared by the Corporation's Independent Accountants relating to any Portfolio Valuation Report may contain such different information from that set forth above as may be agreed upon with the Independent Accountants; provided that before any such different information shall be included in such letter, the Corporation shall first be advised in writing by the Rating Agency that the substitution of such different information shall not adversely affect the then-current rating of the Preferred Stock.

                  If any letter reviewing the Portfolio Calculation delivered pursuant to this paragraph shows that an error was made in the Portfolio Valuation Report for such Quarterly Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Portfolio Property was determined by the Independent Accountants, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Corporation and the Corporation shall promptly amend the Portfolio Valuation Report and deliver the amended Portfolio Valuation Report to the Notice Agent and the Trustee.

                    (iv) In the event the Portfolio Calculation shown in any Portfolio Valuation Report delivered or deemed delivered to the Notice Agent and the Trustee pursuant to this paragraph 6 is less than the Basic Maintenance Amount, the Corporation shall have until and including the eighth Business Day following the Valuation Date relating to such Portfolio Valuation Report to achieve a Portfolio Calculation equal to or greater than the Basic Maintenance Amount, and upon such achievement (and not later than such cure date) the Corporation shall inform the Notice Agent and the Trustee of such achievement in writing by delivery of a revised Portfolio Valuation Report showing a Portfolio Calculation equal to or greater than the Basic Maintenance Amount as of the date of such revised Portfolio Valuation Report together with an Officer's Certificate to such effect.

                    (v) The Corporation shall deliver an Officer's Certificate to the Notice Agent and the Trustee as of the last Business Day of each week certifying that, to the best knowledge of the officers signing such Officer's Certificate, the Portfolio

Calculation as of such Business Day is at least equal to the Basic Maintenance Amount.

     (b)      1940 Act Asset Coverage.
              -----------------------

              (i) For so long as any shares of Preferred Stock are outstanding, the Corporation will maintain, as of the last Business Day of each calendar month, an asset coverage (as such term is defined in and as determined pursuant to the Investment Company Act) with respect to its senior securities of a class which is stock (as such phrase is defined in the Investment Company Act) of at least 200% (or such higher percentage as may in the future be specified in the Investment Company Act as the minimum asset coverage for senior securities of a class which is stock of a closed-end investment company as a condition of paying dividends on common stock) (the "1940 Act Asset Coverage").

              (ii) For purposes of determining whether the 1940 Act Asset Coverage is met as of any date, such asset coverage may be calculated on the basis of values calculated with 48 hours (not including Sundays or holidays) next preceding the time of the applicable determination. Within 10 days following the end of each calendar month, the Corporation will deliver to the Notice Agent and the Trustee an Officer's Certificate as of the Corporation's compliance or failure to comply with this covenant. Failure by the Corporation to deliver such Officer's Certificate shall be deemed a failure to satisfy the 1940 Act Asset Coverage.

     (c)      Liquidity Coverage.
              ------------------

              (i) As long as any MMNs are outstanding, the Corporation shall prepare and deliver a Certificate of Liquidity (as defined in the Indenture) pursuant to and in accordance with the provisions of the Indenture.

              (ii) From and after such time as no MMNs shall remain outstanding and as long as any shares of Preferred Stock shall remain outstanding, the Corporation shall make the following determinations and certifications:

                    (A) As of the fourth Valuation Date next preceding each Dividend Payment Date, the Corporation shall determine (i) the Market Value of the Dividend Coverage Assets owned by the Corporation as of that Valuation Date,
(ii) the Dividend Coverage Amount on that Valuation Date, and (iii) whether the Minimum Liquidity Level is met as of that Valuation Date and such calculations shall be set forth in a certificate (a "Preferred Stock Liquidity Certificate") dated as of the Valuation Date.

                    (B) A Preferred Stock Liquidity Certificate may be combined in one certificate with the Portfolio Valuation report relating to the same Valuation Date. The Corporation shall cause the Preferred Stock Liquidity Certificate to be delivered to the Notice Agent and the Trustee not later than the close of business on the third Business Day after the relevant Valuation Date. The Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Corporation has timely delivered a Preferred Stock Liquidity Certificate relating to such date, which states that the Minimum Liquidity Level has been met and which is not manifestly inaccurate. In the event that a Preferred Stock Liquidity Certificate is not delivered to the Notice Agent and the Trustee when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.

              (iii) Within three Business Days after the date of delivery to the Notice Agent of the Preferred Stock Liquidity Certificate in accordance with paragraph 6(c)(ii) above, the Corporation shall deliver to the Notice Agent a letter reviewing the Preferred Stock Liquidity Certificate prepared by the Corporation's Independent Accountants substantially to the effect that (A) the assets included in the Certificate as Dividend Coverage Assets conform to the descriptions of and limitations on such assets established pursuant to these Articles of Incorporation; (B) the calculations set forth in the Certificate are numerically correct; and (C) the methods used to perform such calculation comply with the requirements for such calculations contained in or established pursuant to these Articles of Incorporation.

              (iv) If the Minimum Liquidity Level is not met as of the fourth Valuation Date next preceding any Dividend Payment Date, the Corporation shall

                    (A) purchase or otherwise acquire Dividend Coverage Assets (with the proceeds from the liquidation of Eligible Portfolio Property or otherwise) to the extent necessary so that the Minimum Liquidity Level is met as of the thirtieth day next preceding such Dividend Payment Date, and

                    (B) by the fifth Business Day following such fourth Valuation Date provide to the Notice Agent and the Rating Agency a certificate identifying the assets to be liquidated or the other actions to be taken so that the Minimum Liquidity Level will be met as of the thirtieth day next preceding such Dividend Payment Date.

                  (d)      Notices.
                           -------

                           The Corporation shall simultaneously provide to the
Notice Agent copies of the certificates, notices and calculations delivered to the Trustee pursuant to Sections 6.01(a)(ii), 6.01(e), 11.06, 11.07, 11.11,
11.13 and 11.14 of the Indenture.

                   7.      Liens.
                           -----

                  For so long as any shares of Preferred Stock are outstanding, the Corporation shall not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence of existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind (collectively "Liens") upon any of its Eligible Portfolio Property, except (A) Liens the validity of which is being contested in good faith by appropriate proceedings, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered by the Manufacturers Hanover Trust Company or its successor as auction agent for the MMNs or as Trustee and (D) at such time as the Preferred Stock is not rated by the Rating Agency, or upon receipt of written confirmation from the Rating Agency that the rating of the Preferred Stock will not be impaired thereby. Liens otherwise incurred in connection with borrowings shall be made in accordance with the Corporation's stated investment objective, policies and restrictions.

                                   ARTICLE I.

                               BOARD OF DIRECTORS

          A. All corporate powers and authority of the Corporation (except as otherwise provided by statute, the Articles of Amendment and Restatement or the Corporation's By-Laws, as from time to time in effect) shall be vested in and exercised by the Board of Directors. Except as may be required to give effect to paragraph 5(b) of Article IV(C), the number of directors constituting the Board of Directors shall be as set forth in the By-Laws. This number may be changed pursuant to the By-Laws of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law or, as long as any shares of Preferred Stock are outstanding, the Investment Company Act. The current number of directors is seven and the names of the persons currently acting as directors are Heath B. McLendon, William J. Nutt, Thomas A. Belshe, Robert E. Borgesen, Martin Brody, Phillip H. Burdett and Dwight B. Crane.

          At any time when the holders of Preferred Stock of the Corporation become entitled to elect additional directors pursuant to paragraph 5(b) of
Article IV(C), the exact number of directors fixed by the By-Laws of the Corporation or otherwise shall automatically be increased by the number of such additional directors and the maximum number of directors of the Corporation specified by these Articles of Incorporation shall be increased accordingly, if required; and at such time as the holders of Preferred Stock shall no longer be entitled to elect directors pursuant to paragraph 5(b) of Article IV(C), such exact number shall automatically be decreased by the number by which they were increased by reason of this provision.

                B. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, but subject to the other provisions of these Articles of Incorporation, the Board of Directors is expressly authorized:

                   1. To make, alter or repeal the By-Laws of the corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act.

                   2. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                   3. Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

                   4. Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

                   5. To establish the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's capital stock.

                   6. To determine in accordance with generally accepted accounting principals and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to establish payment dates for dividends or any other distributions and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

                   7. In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Corporation.

          C. Any determination made in good faith, and in accordance with these Articles of Incorporation and accepted accounting practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Amendment and Restatement shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          D. 1. To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland

General Corporation Law and the Investment Company Act, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                   2. The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law and the Investment Company Act. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act.

                   3. References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                                   ARTICLE II.

                            AMENDMENTS, CLASS VOTING
                            ------------------------

          A. The Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock. Any amendment to these Articles of Incorporation shall be adopted at either an annual or special meeting of the stockholders pursuant to affirmative vote of a majority of all of the outstanding shares of the Company's capital stock, voting as a single class, except as provided below.

          B. As long as any shares of Preferred Stock are outstanding (i) the Corporation may not be voluntarily liquidated, dissolved, wound up, merged or consolidated, or converted to open-end status, and may not sell all or substantially all of its assets, without the approval of at least a majority of the outstanding shares of Preferred Stock and a majority of the outstanding shares of Common Stock, each voting as a separate class; (ii) the adoption of any plan of reorganization adversely affecting either the Preferred Stock or the Common Stock shall require the separate approval of a majority of the outstanding shares of such class; (iii) any action requiring a vote of security holders under Section 13(a) of the Investment Company Act shall require the approval of at least a majority of the outstanding shares of Common Stock, each voting as a separate class; (iv) the approval of a majority of the outstanding shares of Preferred Stock, voting separately as a class, shall be required to amend, alter or repeal any of the preferences, rights or powers, or to increase or decrease the number of shares of Preferred Stock authorized to be issued; (v) the holders of Preferred Stock and Common Stock shall vote as separate classes in connection with the election of directors as provided in paragraph 5 of Article IV(C); and (vi) the Common Stock and the Preferred Stock will vote as separate classes to the extent otherwise required under Maryland law or the Investment Company Act. To the extent required under the Investment Company Act, any action by the stockholders of the Corporation shall require a Vote of a Majority of the Outstanding Voting Securities.

                                   ARTICLE III.
                                   ------------

                                   DEFINITIONS

                  Unless the context or use indicates a different meaning, the following terms when used in these Articles of Incorporation shall have the meanings set forth below, whether such terms are used in the singular or plural:

                  "1940 Act Asset Coverage" has the meaning specified in paragraph C.6(b) of Article IV hereof.

                  "Alternative Industry Category" means, as to Corporate Bonds and so long as the Preferred Stock is rated by Moody's, any of the industry categories set forth below:

 1.           Aerospace and Defense
                      Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

 2.           Automobiles
                      Automotive Equipment, Auto Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes

 3.           Banking
                      Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

 4.           Beverage, Food and Tobacco
                      Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat, Poultry, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

 5.           Buildings and Real Estate
                      Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, Real Estate Investment Trusts, Land Development

 6.           Chemicals, Plastics and Rubber
                      Chemicals (Non-Agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

 7.           Containers, Packaging and Glass
                      Glass, Metal, Paper, Plastic, Fiberglass

 8.           Personal and Non Durable Consumer Products
                      (Manufacturing Only)
                        Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

 9.           Diversified/Conglomerate Manufacturing

 10.          Diversified/Conglomerate Service

 11.          Diversified Natural Resources, Precious Metals and Minerals
                      Fabricating, Distribution, Mining and Sales

 12.          Ecological
                      Pollution Control, Waste Removal, Waste Treatment, Waste Disposal

 13.          Electronics
                      Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

 14.          Finance
                      Investment Brokerage, Leasing, Syndication, Securities

 15.          Farming and Agriculture
                      Agriculture Chemicals, Agricultural Equipment, Fertilizers

 16.          Grocery
                      Grocery Stores, Convenience Food Stores

 17.          Healthcare, Education and Childcare
                      Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, Health Maintenance

                Organizations, Hospitals, Hospital Supplies, Medical Equipment

 18.    Home and Office Furnishings, Housewares, and Durable Consumer Products
                Carpets, Floor Coverings, Furniture, Cooking, Ranges,
                Housewares

 19.    Hotels, Motels, Inns and Gaming

 20.    Insurance
                Life, Property and Casualty, Broker, Agent, Surety

 21.    Leisure, Amusement, Motion Pictures, Entertainment
                Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production, Theaters, Motion Picture Distribution

 22.    Machinery (Non-Agricultural, Non-Construction, Non-Electronic)
                Industrial, Machine Tools, Steam Generator

 23.    Mining, Steel, Iron and Non-Precious Metals
                Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales

 24.    Oil and Gas
                Crude Producer, Retailer, Wall Supply, Service and Drilling

 25.    Personal Food and Miscellaneous Services

 26.    Printing, Publishing and Broadcasting
                Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable, Broadcasting Equipment

 27.    Rail and Shipping
                Rail, Shipping, Railroads, Rail-Car Builders, Ship Builders, Containers, Container Builders, Parts, Overnite Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

 28.    Retail Stores
                Apparel, Toy, Variety, Drugs, Department, Mail Order, Catalog, Showroom

 29.    Telecommunications
                Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

 30.    Textiles and Leather
                Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

 31.    Transportation
                Air, Bus, Rail

 32.    Utilities
                Electric, Water, Hydro Power, Gas, Diversified

                  "Auction Date" with respect to the MMNs means the Business Day next preceding an Interest Payment Date for the MMNs.

                  "Basic Maintenance Amount" means, as of any date, the dollar amount equal to the sum of (a) 100% of the aggregate principal amount of the MMNs then outstanding; (b) $1,000 times the number of shares of Preferred Stock then outstanding; (c) an amount equal to interest on the aggregate principal amount of the MMNs then outstanding from the most recent date to which interest has been paid or duly provided for (or, for purposes of calculating the Basic Maintenance Amount prior to the first date on which interest on the MMNs is payable, then from a date determined by the Board of Directors or a duly constituted committee thereof) until, but not including, such date, plus the Projected Interest Amount; (d) the aggregate amount of accumulated but unpaid dividends with respect to the Preferred Stock; (e) the amount of dividends projected to accumulate on the Preferred Stock then outstanding from the applicable Valuation Date until the 63rd day after such Valuation Date at the Dividend Rate; (f) the aggregate principal amount of any then outstanding indebtedness of the Corporation for money borrowed (other than the MMNs); and
(g) the greater of an amount to be determined by the Board of Directors or a duly constituted committee thereof or the Corporation's current liabilities as of such date to the extent not otherwise reflected in any of (a) through (f) above, less the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of principal of or interest on the MMNs or redemptions of or dividend payments with respect to the Preferred Stock. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the elements comprising the Basic Maintenance Amount may be changed from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then current rating of the Preferred Stock.

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York or in the city in which the Corporate Trust Office of the Trustee under the Indenture is located are authorized or obligated by law or executive order to close and which is a day on which the New York Stock Exchange, Inc. is open for trading.

                  "Cash" means such coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

                  "Conventional Mortgage Pass-Through Certificates" means any instrument issued in bearer or registered form, that is one of a class or series or by its terms is divisible into a class or series, and that is of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, evidencing (directly or indirectly) a proportional undivided interest in specified pools of whole mortgage loans that are secured by a valid first lien on each mortgagor's fee or leasehold interest in related mortgaged property (except for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security intended to be provided by such mortgages or deeds of trust, and standard exceptions and exclusions in title insurance policies) on one- to four-unit residences (including, without limitation, owner-occupied attached or detached single-unit residences, two- to four-unit primary residences, condominiums, second/vacation homes and non-owner occupied residences) and with respect to which the Required Documentation is required to be held by a trustee or independent custodian, which mortgage loans are serviced pursuant to servicing agreements with servicers that have either expressed the intention to advance funds to meet deficiencies (to the extent such servicers reasonably believe such advances are recoverable) or provided for alternative credit enhancement in lieu thereof, and which instruments (a) have been rated "AA" or better by S&P or (b) do not qualify pursuant to clause (a) above, but the inclusion of which as Eligible Portfolio Property will not, in and of itself, impair, or cause the Preferred Stock to fail to retain the rating assigned to such Preferred Stock by the Rating Agency, as evidenced by a letter to the Corporation to such effect from the Rating Agency which letter shall be delivered to the Notice Agent and the Trustee at the time each such Conventional Mortgage Pass-Through Certificate is to be included in the Eligible Portfolio Property, provided, that a Conventional Mortgage Pass-Through Certificate shall be eligible for inclusion in the Eligible Portfolio Property as of any Valuation Date only if it continues to satisfy as of such Valuation Date the requirements of at least one of clauses (a) or (b) above, as the Corporation may confirm verbally or in writing, directly or indirectly, or by reference to a publication of the Rating Agency, by confirmation from a nationally recognized securities dealer having a minimum capitalization of $25 million or by such other means as the Rating Agency shall approve. The Notice Agent and the Trustee shall be entitled to rely on the representations of the Corporation contained in the Portfolio Valuation Report with respect to any Valuation Date, that as of such Valuation Date the Corporation has confirmed that the Conventional Mortgage Pass-Through Certificates included in the Eligible Portfolio Property are within the scope of this paragraph.

                  "Corporate Bonds" means corporate debt obligations (other than Short-Term Money Market Instruments or U.S. Government Obligations) rated from CCC to AAA by S&P, which corporate debt obligations (a) provide for the periodic payment of interest thereon in cash, (b) do not provide for conversion or exchange into equity capital at any time over their respective lives, (c) have been registered under the Securities Act of 1933, as amended, and (d) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Corporation's assets at any time shall not be subject to the provisions of this clause (d)). In addition, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column
(1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination:

                         Column (1)                          Column (2)                          Column (3)
                         ----------                          ----------                          ----------

                                                             Maximum Percent
                                                             of Value of Corp-                   Maximum Percent of Value of
                                                             oration Assets,                     Corporation Assets, Including
                                                             Including Eligible Portfolio        Eligible Portfolio Property,
S&P                      Minimum Original Issue Size of      Property, Invested in               Invested in any One Industry
Rating (1)               Each Issue                          any One Issue (2)                   Category (2)
----------               ----------                          -----------------                   ------------
                         ($ in millions)
AAA                      $100                                10.0%                               50.0%
AA                        100                                10.0                                33.3
A                         100                                10.0                                33.3
BBB                       100                                 5.0                                20.0
BB                        100(4)                              4.0                                12.0
B                         100(4)                              3.0                                 8.0
CCC(3)                    100(4)                              3.0                                 8.0

---------------------------

(1) Rating designations include (+) or (-) modifiers to the S&P rating where appropriate except that corporate debt obligations rated CCC-shall not constitute Corporate Bonds.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

(3) Corporate debt obligations in this rating category must be subordinated debt of the issuer to constitute Corporate Bonds and the aggregate value of corporate debt obligations in this rating category in excess of 20% of the aggregate value of the Corporation's assets, including Eligible Portfolio Property, shall not be deemed within the definition of Corporate Bonds.

(4) 20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

In addition, so long as the Preferred Stock is rated by Moody's, no corporate debt obligation held by the Corporation shall be deemed a Corporate Bond (i) if it fails to meet the criteria in column (1) below or (ii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Corporation causes the Corporation to exceed any applicable limitation set forth in column (2) or (3) below as of any relevant date of determination:

                        Column (1)                       Column (2)                            Column (3)
                        ----------                       ----------                            ----------

                                                         Maximum Percent of Value of           Maximum Percent of Value of
                                                         Corporation Assets,                   Corporation Assets, Including
                                                         Including Eligible Portfolio          Eligible Portfolio Property,
S&P                     Minimum Original Issue Size of   Property, Invested in                 Invested in any
Rating (1)              Each Issue                       any One Issuer(2)                     One Alternative Industry Category(2)
----------              ----------                       -----------------                     ------------------------------------
                        ($ in millions)
AAA                     $100                             10.0%                                 50.0%
AA                       100                             10.0                                  33.3
A                        100                             10.0                                  33.3
BBB                      100                              5.0                                  20.0
BB                       100(4)                           4.0                                  12.0
B                        100(4)                           3.0                                   8.0
CCC(3)                   100(4)                           2.0                                   5.0


-----------------------

(1) Rating designations include (+) or (-) modifiers to the S&P rating where appropriate except that corporate debt obligations rated CCC-shall not constitute Corporate Bonds.

(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

(3) Corporate debt obligations in this rating category must be subordinated debt of the issuer to constitute Corporate Bonds and the aggregate value of corporate debt obligations in this rating category in excess of 20% of the aggregate value of the Corporation's assets, including Eligible Portfolio Property, shall not be deemed within the definition of Corporate Bonds.

(4) 20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the assets (and/or the characteristics thereof) included within the definition of Corporate Bonds for purposes of determining compliance with the Basic Maintenance Amount may be changed to encompass other assets constituting, and/or other characteristics of, corporate debt obligations from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency or Moody's, as the case may be, advises the Corporation in writing that the change will not adversely affect the then-current rating of the Preferred Stock.

                  "Deposit Securities" means Cash, U.S. Government Obligations and Short-Term Money Market Instruments. Except for purposes of determining compliance with the Basic Maintenance Amount, each Deposit Security shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Security but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

                  "Discount Factor" means, for any asset held by the Corporation, the number set forth opposite each such type of asset in the following table (it being understood that any asset held by the Corporation and not listed in the following table or in an amendment or supplement thereto shall have a Discounted Value of zero):

Type of Eligible Portfolio Property                                                             Discount Factor
-----------------------------------                                                             ---------------
Type I Corporate Bonds:                                                                               1.50
Type II Corporate Bonds:                                                                              1.55
Type III Corporate Bonds:                                                                             1.60

Type IV Corporate Bonds:                                                                              1.65
Type V Corporate Bonds:                                                                               1.70
Type VI Corporate Bonds:                                                                              1.80
Type VII Corporate Bonds:                                                                             1.90
Type VIII Corporate Bonds:                                                                            2.05
Type IX Corporate Bonds:                                                                              2.20
GNMA Certificates with fixed interest rates:                                                          1.40
GNMA Certificates with adjustable interest rates:                                                     1.54
FHLMC and FNMA Certificates with fixed interest rates:                                                1.50
FHLMC and FNMA Certificates with adjustable interest rates:                                           1.58
FHLMC Multifamily Securities:                                                                         1.65
FHLMC and FNMA Certificates with variable interest rates:                                             (1)
GNMA Multifamily Securities:                                                                          (1)
GNMA Graduated Payment Securities (2):                                                                1.60
Conventional Mortgage Pass-Through Certificates:                                                      (1)
U.S. Government Obligations having a remaining term to maturity of 90 days or less:                   1.00
U.S. Government Obligations having a remaining term to maturity of more than 90 days
         but not more than five years:                                                                1.28
U.S. Government Obligations having a remaining term to maturity of more than 5 years
         but not more than ten years:                                                                 1.35
U.S. Government Obligations having a remaining term to maturity of more than 10 years
         but not more than 15 years:                                                                  1.45
U.S. Government Obligations having a remaining term to maturity of more than 15 years
         but not more than 30 years:                                                                  1.50
Cash and Short-Term Money Market Instruments:                                                         1.00

----------------------------

(1) The Discount Factor determined therefor in writing by the Rating Agency.

(2) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Notice Agent and the Trustee that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Notice Agent and the Trustee that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agency.

Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the Discount Factor applied to determine the Discounted Value of any item of Eligible Portfolio Property may be changed from that set forth in these Articles of Incorporation or a Discount Factor may be specified for any asset constituting Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change or specification will not adversely affect the then-current rating of the Preferred Stock.

                  "Discounted Value" with respect to any asset held by the Corporation as of any date means the quotient of the Market Value of each such asset divided by the applicable Discount Factor, provided that in no event shall the Discounted Value of any asset constituting Eligible Portfolio Property as of any date exceed the unpaid principal balance or face amount of such asset as of that date. With respect to the calculation of the aggregate Discounted Value of all Corporate Bonds included in the Corporation's Eligible Portfolio Property in determining the aggregate Discounted Value of the Corporation's Eligible Portfolio Property for comparison with the Basic Maintenance Amount, such calculations shall be made using the criteria set forth in the definitions of Corporate Bonds and Market Value and set forth herein. Notwithstanding any other provision hereof, any Corporate Bond that has a remaining term to maturity of more than 30 years and any asset to which a Discount Factor is not assigned shall have a Discounted Value of zero. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the criteria used to determine the Discounted Value with respect to any asset held by the Corporation as of any date may be changed from those set forth in these Articles of Incorporation if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

                  "Dividend Coverage Amount" as of any date of determination means:

                  (a)      the product of:

                           (i) the number of shares of Preferred Stock outstanding multiplied by $1,000,

                           (ii)     the Dividend Rate, and

                           (iii)    .50;

                  (b) less the combined value of any Deposit Securities irrevocably deposited by the Corporation for the payment of dividends on the Preferred Stock.

                  "Dividend Coverage Assets" as of any date of determination means Deposit Securities having maturity dates not later than the day preceding the next Dividend Payment Date.

                  "Dividend Payment Date" has the meaning specified in paragraph C.2(a) of Article IV hereof.

                  "Dividend Period" has the meaning specified in paragraph C.2(a) of Article IV hereof.

                  "Eligible Portfolio Property" means Corporate Bonds, Cash, U.S. Government Obligations, Short-Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, GNMA Multifamily Securities, GNMA Graduated Payment Securities and Conventional Mortgage Pass-Through Certificates. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, other assets may be specified as Eligible Portfolio Property if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the specification will not adversely affect the then-current rating of the Preferred Stock.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation created by Title III of the Emergency Home Finance Act of 1970 and includes any successor thereto.

                  "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on one- to four-family residences.

                  "FHLMC Multifamily Security" means a "Plan B Multifamily Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the Preferred Stock to fail to retain the rating assigned to the Preferred Stock by the Rating Agency, as evidenced by a letter to such effect from the Rating Agency.

                  "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968 and includes any successor thereto.

                  "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

                  "GNMA" means the Government National Mortgage Association and includes any successor thereto.

                  "GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable-, or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

                  "GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with payments that increase annually at a predetermined rate for up to the first five or ten years of the mortgage loan and that are secured by first-priority mortgages on one- to four-unit residences.

                  "GNMA Multifamily Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of fixed-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which in the Eligible Portfolio Property will not, in and of itself, impair or cause the Preferred Stock to fail to retain the rating assigned to such Preferred Stock by the Rating Agency as evidenced by a letter to such effect from the Rating Agency.

                  "Indenture" means the Indenture dated as of April 1, 1988 between the Corporation and Manufacturers Hanover Trust Company, as Trustee, relating to the MMNs.

                  "Independent Accountants" means the Corporation's independent accountants, which shall be a nationally recognized accounting firm.

                  "Industry Category" as to any Corporate Bond means any of the industry categories set forth in the following table:

                  1.       Aerospace and Defense
                  2.       Airlines
                  3.       Automobile/Auto Parts/Truck Manufacturing
                  4.       Banks/Savings and Loans
                  5.       Finance Companies/Consumer Credit
                  6.       Financial Services - Brokerage/
                              Syndication/Leasing
                  7.       Building/Construction

                  8.       Real Estate Development/REITS
                  9.       Broadcasting - TV, Cable, and Radio
                  10.      Publishing
                  11.      Electronics/Computers
                  12.      Electrical Equipment
                  13.      Diversified/Conglomerate Services
                  14.      Diversified/Conglomerate Manufacturing
                  15.      Leisure/Amusement/Motion Pictures
                  16.      Agricultural Chemicals
                  17.      Chemicals
                  18.      Food
                  19.      Beverage
                  20.      Tobacco
                  21.      Retail
                  22.      Consumer Durable Goods/Home Furnishings
                  23.      Grocery/Convenience Stores
                  24.      Healthcare/Drugs/Hospital Supplies
                  25.      Children/Toys
                  26.      Personal Care Products/Cosmetics
                  27.      Hotel/Gaming
                  28.      Insurance Companies
                  29.      Machinery
                  30.      Metals/Mining
                  31.      Oil/Natural Gas
                  32.      Oil Services
                  33.      Packaging/Containers
                  34.      Paper/Forest Products/Printing
                  35.      Pollution Control/Waste Removal
                  36.      Electric Utilities
                  37.      Other Utilities
                  38.      Rail/Trucking/Overnight Delivery
                  39.      Telephone/Communications
                  40.      Textiles/Apparel
                  41.      Transportation
                  42.      Agriculture/Agricultural Equipment
                  43.      Miscellaneous

Without amending these Articles of Amendment and Restatement and to the extent permitted by Maryland law, the Industry Categories applicable with respect to the Corporation may be changed from those set forth in these Articles of Incorporation to other Industry Categories recognized by the Rating Agency if the Board of Directors of the Corporation determines and the Rating Agency advises the Corporation in writing that the change will not adversely affect its then-current rating of the Preferred Stock.

                  "Interest Payment Date" means, with respect to the MMNs, a date for the payment of interest on the MMNs pursuant to the Indenture.

                  "Interest Period" means, with respect to the MMNs, the period beginning on and including an Interest Payment Date (or the date of original issue of the MMNs, in the case of the first interest period) and ending on but excluding the next succeeding Interest Payment Date.

                  "Investment Company Act" means the Investment Company Act of 1940 (15 U.S. Code ss. 80 et seq.), as amended from time to time.

                  "Liquidation Preference" has the meaning set forth in paragraph C.3(a) of Article IV hereof.

                  "Market Value" as of any date means the amount determined with respect to specific assets of the Corporation in the manner set forth below:

                  (a) as to any Corporate Bond, (i) the product of (A) the unpaid principal balance of such Corporate Bond as of the Reporting Date and (B) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers with a minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex or other electronic transcription or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be provided to the Notice Agent and the Trustee by the Corporation with the related Portfolio Valuation Report), plus (ii) accrued interest on such Corporate Bond (unless such accrued interest is payable to the holder of such Corporate Bond prior to the next Valuation Date), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero;

                  (b) the product of (i) as to GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts shown on the most recent report related to the certificate of security received by the Corporation prior to the Reporting Date, and as to U.S. Government Obligations and Short-Term Money Market Instruments (other than qualifying demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase obligations), the face amount or aggregate principal amount of such U.S. Government Obligations or Short-Term Money Market Instruments, as the case may be, and (ii) the lower of the bid prices for the same kind of certificates, securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex or other electronic transcription or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Notice Agent and the Trustee with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property will have a Market Value of zero;

                  (c) as to Conventional Mortgage Pass-Through Certificates, the product of (i) the outstanding aggregate principal balance of the mortgage loans underlying the certificates as determined by the Corporation by any method which the Corporation believes reliable, which may include amounts based on verbal reports of the servicers of the related mortgage loans to the Corporation, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such certificates provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source (provided that the utilization of such source would not adversely affect the rating of the Preferred Stock) to the custodian of the Corporation's assets, at least one of which shall be provided in writing or by telecopy, telex or other electronic transcription or similar means, and in turn provided to the Corporation by any such means by such custodian (provided that evidence of the bid quotes furnished by such custodian shall be delivered to the Notice Agent and the Trustee with the related Portfolio Valuation Report), or, if two bid prices cannot be obtained, such item of Eligible Portfolio Property shall have a Market Value of zero; and

                  (d) as to Cash, demand deposits, federal funds, bankers' acceptances and next Business Day's repurchase agreements included in Short-Term Money Market Instruments, the face value thereof; and

                  (e) as to any other asset of the Fund, such value as the Rating Agency may prescribe.

                  Without amending these Articles of Incorporation and to the extent permitted by Maryland law, (i) the calculation of the Market Value of an asset constituting Eligible Portfolio Property may be changed to any method recognized by the Rating Agency from that set forth in these Articles of Incorporation and (ii) a method recognized by the Rating Agency for calculating the Market Value of any asset identified as Eligible Portfolio Property and not listed in these Articles of Incorporation may be specified if the Board of Directors of the Corporation determines and the Rating Agency advises in writing that the change or specification will not adversely affect the then-current rating of the Preferred Stock. As used in this definition of Market Value, "in writing" includes telecopies, telexes or other electronic transcription, or a computer-obtained quotation reducible to written form. Upon any failure to obtain two bid prices as described in paragraphs (a), (b) and (c) above with respect to any item of Eligible Portfolio Property as of any Valuation Date, the Corporation shall notify the Rating Agency in writing.

                  "MMNs(TM)" means the Corporation's Senior Money Market Notes(TM) Due 1995 issued pursuant to the Indenture.

                  "Minimum Liquidity Level is met" means, as of any date of determination, that the aggregate Market Value of the Dividend Coverage Assets equals or exceeds the Dividend Coverage Amount.

                  "Moody's" means Moody's Investors Services, Inc., a New York corporation, and includes any successor thereto.

                  "Notice Agent" means Boston Safe Deposit and Trust Company and its successors or any other notice agent appointed by the Corporation.

                  "Notice of Redemption" has the meaning specified in paragraph C.4(c)(iii) of Article IV hereof.

                  "Officer's Certificate" means a certificate of the Corporation signed by its Chairman of the Board, any Vice Chairman, its President, any Vice President, its Treasurer, any Assistant Treasurer, its Secretary, any Assistant Secretary, its Controller or any Assistant Controller.

                  "Paying Agent" means Boston Safe Deposit and Trust Company and its successors or any other paying agent appointed by the Corporation.

                  "Permitted Tax Liens" means liens of general and special taxes and assessments on the property in question.

                  "Person" means any individual, corporation, company, joint venture, voluntary association, partnership, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof.

                  "Portfolio Calculation" shall have the meaning specified in paragraph C.6(a)(ii) of Article IV hereof.

                  "Portfolio Valuation Report" means an Officer's Certificate delivered to the Notice Agent and the Trustee to the effect that, as of the relevant Valuation Date, the Corporation has:

                  (a) calculated the Market Value of each item included as Eligible Portfolio Property, with related calculations being set forth in the report and the bid quotes used to determine the Market Value being included in the report;

                  (b) calculated the Discounted Value of each item of the Eligible Property, the results of such calculations being set forth in the report;

                  (c) calculated the Basic Maintenance Amount, such calculation being set forth in the report;

                  (d) totaled the Discounted Value for all items included as Eligible Portfolio Property, such total being set forth in the report; and that

                  (e) the aggregate amount referred to in clause (d) above is equal to or in excess of the amount referred to in clause (c) above or, in the event the aggregate amount referred to in clause (d) above is less than the amount referred to in clause (c) above, setting forth a statement to such effect and the amount of any such deficiency.

                  The information to be contained in the Portfolio Valuation Report to be prepared and delivered pursuant to these Articles of Incorporation may be combined in a single certificate with the information contained in the Portfolio Valuation Report relating to the same Valuation Date prepared and delivered pursuant to the Indenture.

                  "Projected Interest Amount" for the MMNs shall mean, if the date of determination is a Valuation Date, the amount of interest, based on the aggregate principal amount of MMNs Outstanding (as such term is defined in the Indenture) on such Valuation Date, projected to accrue on such MMNs from such Valuation Date until the 63rd day after such Valuation Date, at the following interest rates:

                  (a) if the Valuation Date is the date of original issue of the MMNs or an Interest Payment Date (i) for the Interest Period beginning on the date of original issue of the MMNs or such Interest Payment Date and ending on (but not including) the first following Interest Payment Date, the Applicable Rate (as defined in the Indenture) with respect to the MMNs in effect on such Valuation Date and (ii) for the period beginning on (and including) such first following Interest Payment Date and ending on (and including) the 63rd day following such Valuation Date, the product of 1.95 and (x) the Maximum Rate with respect to the MMNs (as defined in the Indenture) on the date of original issue of the MMNs (if such Valuation Date is such original issuance date) or (y) the Maximum Rate with respect to the MMNs as of the last occurring Auction Date (or 200% of LIBOR, as defined in the Indenture, if an event of default under the Indenture has occurred) (if such Valuation Date is any Interest Payment
Date); and

                  (b) if such Valuation Date is not the date of original issue of the MMNs or an Interest Payment Date (i) for the period beginning on such Valuation Date and ending on (but not including) the first following Interest Payment Date, the Applicable Rate with respect to the MMNs in effect on such Valuation Date, and (ii) for the period beginning on (and including) such first following Interest Payment Date and ending on (but not including) the sooner of the second following Interest Payment Date or the 64th day following such Valuation Date, the product of 1.95 and x) the Maximum Rate with respect to the MMNs on the date of original issue of the MMNs (if such Valuation Date occurs prior to the first Auction Date) or (y) the Maximum Rate with respect to the MMNs on the last occurring Auction Date (or 200% of LIBOR, as defined in the Indenture, if an event of default under the Indenture has occurred) (in the case of any other Valuation Date) and (iii) for the period, if any, beginning on (and including) such second following Interest Payment Date and ending on (but not including) the 64th day following such Valuation Date, the product of 2.50 and the rate specified in clause (x) or (y) of this paragraph (b), as the case may be.

                  If the date of determination is not a Valuation Date, then the Projected Interest Amount on such date of determination shall equal the Projected Interest Amount therefor on the immediately preceding Valuation Date, adjusted to reflect any decrease in the number of MMNs Outstanding. Without amending these Articles of Incorporation and to the extent permitted by Maryland law, for so long as the Rating Agency is rating the MMNs, the calculation of the Projected Interest Amount may be made on bases other than those set forth above if the Board of Directors of the Corporation determines and the Rating Agency shall have advised the Corporation in writing that the revised calculation of the Projected Interest Amount would not adversely affect the then-current rating of the MMNs.

                  "Quarterly Valuation Date" means, so long as any shares of Preferred Stock are outstanding, the last Business Day of March, June, September and December of each year, commencing June 1988.

                  "Rating Agency" means S&P, for so long as S&P issues a rating for the Preferred Stock, and, at such time as S&P no longer issues a rating for the Preferred Stock, the successor to S&P as the primary rating agency for the Preferred Stock.

                  "Redemption Price" has the meaning set forth in paragraph C.4(b) of Article IV hereof.

                  "Reporting Date" with respect to any price referred to in the definition of the Market Value of an item of Eligible

Portfolio Property shall mean the date as of which the Market Value of such item of Eligible Portfolio Property is to be determined or, if no such price is available as provided above for such date, the next closest prior date as of which such price is so available, provided, that no such price shall be deemed
                                  --------
to be available as of a Reporting Date if such price is not available as of a date within ten Business Days next preceding the date as of which the determination of such Market Value is to be made.

                  "Required Documentation" with respect to a mortgage loan means:

                  (a) the mortgage note or other evidence of indebtedness secured by the mortgage endorsed without recourse in blank or to the trustee or other custodian and accompanied by an assignment thereof;

                  (b) the mortgage, deed of trust, deed to secure debt or similar security instruments encumbering real property or related documentation, with evidence of recording or filing thereof, in each case accompanied by assignments thereof, executed in blank or to the trustee or other custodian, in recordable form as may be appropriate in the jurisdiction where the property is located and evidence that such assignment has been recorded in the name of the trustee or other custodian, and such trustee or other custodian receives an opinion of counsel (containing only such exceptions as may be permissible under the indenture or other agreement pursuant to which the mortgage loan is pledged to the trustee or other custodian in connection with the related Conventional Mortgage Pass-Through Certificate) to the effect that, notwithstanding that the assignment of the mortgage has not been recorded, the actions taken with respect to the mortgage loan are sufficient to permit the trustee or other custodian to avail itself of all protection available under applicable law against the claims of any present or future creditors of the issuer, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the mortgage and the related mortgage note by the issuer from being enforceable, or will create a valid assignment of and a valid and perfected lien upon and security interest in a mortgage and related mortgage note, which lien and security interest is (except for the trustee's lien securing certain obligations of the issuer to the trustee or other custodian as provided in the indenture pursuant to which the mortgage loan is pledged to the trustee or other custodian in connection with the related Conventional Mortgage Pass-Through Certificate) prior in right to all other security interest therein created or perfected under the Uniform Commercial Code (as in effect in the jurisdiction where the property is located);

                  (c) in the case of mortgage notes covered by private mortgage insurance, evidence that such mortgage notes are so insured; and

                  (d) a copy of the title insurance policy or an opinion or certificate of counsel stating that the mortgage constitutes a first lien on the premises described in such mortgage (which opinion or certificate may be subject to exceptions for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security interest intended to be provided by such mortgage and standard exceptions and exclusions from mortgage title insurance policies).

                  "S&P" means Standard & Poor's Corporation, a New York corporation, and includes any successor thereto or, if S&P is not the Rating Agency, then references to S&P shall be deemed to refer to the Rating Agency at such time and references to particular ratings of S&P appearing herein shall be deemed to refer to the equivalent rating of such Rating Agency.

                  "Short-Term Money Market Instruments" means the following kinds of instruments if on the date of purchase or other acquisition by the Corporation of such instrument the remaining term to maturity thereof is not more than 30 days:

                  (a) demand deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold to, any depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation, provided that, at the time of the Corporation's investment therein, the commercial paper or other unsecured short-term debt obligations of such depository institution are rated at lest A-1+ by S&P;

                  (b) repurchase obligations with respect to a U.S. Government Obligation, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and the commercial paper or other unsecured short-term debt obligations of which are rated at least A-1+ by S&P, which must be repurchased within one Business Day from the date such repurchase obligation was entered into; and

                  (c) commercial paper rated at the time of the Corporation's investment therein at least A-1+ by S&P.

                  "Special Redemption Assets" means portfolio holdings identified by the Corporation in its sole discretion the deemed sale of which for Cash on the Valuation Date on which the Discounted Value of the Corporation's portfolio failed to equal or exceed the Basic Maintenance Amount, together with the principal amount of MMNs, if any, which the Trustee has declared to be due and payable as a result of such failure, would have resulted in the Funds' achieving the required Basic Maintenance Amount on a pro forma basis as of such Valuation Date.

                  "Trustee" means Manufacturers Hanover Trust Company, a New York corporation, and its successors and assigns, as trustee under the Indenture.

                  "Type I Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is AAA as of such date.

                  "Type II Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is AA+ to AA- as of such date.

                  "Type III Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is A+ to A- as of such date.

                  "Type IV Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is BBB+ to BBB- as of such date.

                  "Type V Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is BB+ to BB- as of such date.

                  "Type VI Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is B+ to B- as of such date.

                  "Type VII Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is B- as of such date.

                  "Type VIII Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is CCC+ as of such date and which are subordinated debt of the issuer.

                  "Type IX Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is CCC as of such date and which are subordinated debt of the issuer.

                  For so long as the Rating Agency is rating the Preferred Stock, the above classifications of corporate bonds may be amended from those set forth above if the Board of Directors of the Corporation so determines and the Rating Agency shall have advised the Fund in writing that such revision would not adversely affect the then-current rating of the Preferred Stock.

                  "U.S. Government Obligations" means direct obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States and that any such obligations, other than United States treasury bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

                  "Valuation Date" means (a) the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day and (b) the last Business Day of such month, provided that the first Valuation Date may occur on any other date established by the Corporation and provided further that such date shall be not more than fifteen days from the date on which the Preferred Stock and the MMNs initially are issued.

Without amending these Articles of Incorporation and to the extent permitted by Maryland law, the Corporation may establish a different method of determining the date or dates for the Valuation Date from those set forth herein if the Board of Directors determines and the Rating Agency shall have advised the Corporation in writing that the Valuation Date so established would not adversely affect the then-current rating of the MMNs.

                  "Vote of a Majority of the Outstanding Voting Securities" means the vote, at the annual or a special meeting of the stockholders of the Corporation duly called, (A) of 67 per cent or more of the voting securities present at such meeting, if the holders of more than 50 per cent of the outstanding voting securities of the Corporation are present or represented by proxy; or (B) of more than 50 per cent of the outstanding voting securities of the Corporation, whichever is less; to the extent stockholders of the Corporation are required to vote as a separate class or classes with respect to any matter, such requirements shall apply on a class-by-class basis.

                  "Voting Period" has the meaning specified in paragraph C.5(c) of Article IV hereof.

                  SECOND: The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the charter of the Corporation as amended.

                  THIRD: The total number of shares of capital stock the Corporation was authorized to issue, before the amendments effected hereby, was twenty million (20,000,000) shares of the par value of one cent ($0.01) per share and of the aggregate par value of two hundred thousand dollars ($200,000), all of which twenty million (20,000,000) shares were designated Common Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred fifty million two hundred fifty thousand (250,250,000) shares, of the par value of one cent ($.01) per share and of the aggregate par value of two million five hundred two thousand five hundred dollars ($2,502,500), of which two hundred fifty million (250,000,000) shares shall be Common Stock, $.01 par value per share (the "Common Stock"), and two hundred fifty thousand (250,000) shares shall be Cumulative Preferred Stock, $.01 par value per share (the "Preferred Stock").

                  FOURTH: A description of each class of capital stock that the Corporation is authorized to issue is set forth in Article IV of these Articles of Incorporation.

                  FIFTH: The Board of Directors of the Corporation duly adopted a resolution setting forth these Articles of Amendment and Restatement in their entirety, declaring them advisable and directing that the same be submitted for consideration by the stockholders of the Corporation. These Articles of Amendment and

Restatement have been duly approved by the sole stockholder of the Corporation by written consent.

                  IN WITNESS WHEREOF, ZENITH INCOME FUND INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 18th day of April, 1988, and its President acknowledges that these Articles of Amendment and Restatement are the act and deed of Zenith Income fund Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                                            ZENITH INCOME FUND INC.

                                            By:        /s/ T. A. Belshe
                                                ---------------------------
                                                       Thomas Belshe
                                                       President

ATTEST:

     /s/ Stephen E. Cavan
-----------------------------
     Stephen A. Cavan
     Secretary

                             ZENITH INCOME FUND INC.

                            CERTIFICATE OF CORRECTION



ZENITH INCOME FUND INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, certifies:

FIRST:   This Certificate of Correction corrects the Articles Supplementary of the Corporation filed with the State Department of Assessments and Taxation of Maryland on April 19, 1988.

SECOND: Paragraph (d) of Article FIRST of the Articles Supplementary included the date "April 26, 1938." The date as corrected is "April 27, 1988."

THIRD:   This Certificate of Correction to the Articles Supplementary conforms them to the action taken by the Board of Directors.

IN WITNESS WHEREOF, ZENITH INCOME FUND INC. has caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman of the Board and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 26th day of April , 1988, and its Chairman of the
                            ----        -----
Board acknowledges that this Certificate of Correction is the act and deed of Zenith Income Fund Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                                              Zenith Income Fund Inc.


                                              By:
                                                  ------------------------------
                                                  Heath B. McLendon
                                                  Chairman of the Board

ATTEST:


/s/Francis J. McNamara, III
-------------------------------
Francis J. McNamara, III
Assistant Secretary

IN WITNESS WHEREOF, ZENITH INCOME FUND INC. has caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman of the Board and its corporate seal to be hereunder affixed and attested by its Assistant Secretary on this 26th day of April , 1988, and its Chairman of the
                            ----        -----
Board acknowledges that this Certificate of Correction is the act and deed of Zenith Income Fund Inc. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

                                               ZENITH INCOME FUND INC.


                                               By: /s/Heath B. McLendon
                                                   --------------------------
                                                   Heath B. McLendon
                                                   Chairman of the Board

ATTEST:


---------------------------
Francis J. McNamara, III
Assistant Secretary